UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2012

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34094

Cayman Islands	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 2, 2012, Vantage Drilling Company (the "Company") announced that its wholly owned subsidiary, Offshore Group Investment Limited (the "Issuer"), has commenced a tender offer (the "Tender Offer") for up to $1,000,001,000, which amount may be increased, of its outstanding 11 1/2% Senior Secured First Lien Notes due 2015 (the "Notes"). As part of the Tender Offer, the Company is soliciting consents (the "Consent Solicitation") from the holders of the Notes for certain proposed amendments to facilitate (i) the refinancing of the Notes tendered with up to $1.125 billion of new senior secured debt and (ii) the incurrence of an additional $500 million of new senior secured debt, the proceeds of which will be used to finance the final construction payment of the Tungsten Explorer, the Company's new deepwater drillship currently under construction. A copy of the press release announcing the Tender Offer and Consent Solicitation is furnished as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated October 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling Company

Date: October 04, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated October 2, 2012.